As filed with the Securities and Exchange Commission on July 31, 1998

                                                      Registration No. 33-92518
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                        51-0376469
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization

                              818 WASHINGTON STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 428-0847
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
         1991 INCENTIVE PLAN FOR KEY EMPLOYEES AND DIRECTORS, AS AMENDED
                              (Full Title of Plan)


                            RICHARD A. WEINBERG, ESQ.
                         C/O ISP MANAGEMENT COMPANY INC.
                     1361 ALPS ROAD, WAYNE, NEW JERSEY 04740
                                 (973) 628-3000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                       REMOVAL OF SHARES FROM REGISTRATION


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NYFS01...:\01\47201\0035\1909\S-87288S.520

                       REMOVAL OF SHARES FROM REGISTRATION


      In connection with the merger of International Specialty Products Inc. ("Old ISP") with and into International Specialty Products Inc., a Delaware corporation formerly known as ISP Holdings Inc. ("New ISP"), and the assumption by New ISP of Old ISP's 1991 Incentive Plan for Key Employees and Directors (the "Plan"), New ISP, as successor to Old ISP, hereby amends the Registration Statement on Form S-8, File No. 33-92518 (the "Registration Statement") filed in connection with the Plan to withdraw from registration all the shares of common stock of Old ISP registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plan.










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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on July 31, 1998.


                              INTERNATIONAL SPECIALTY PRODUCTS INC.

                              By: /s/ Richard A. Weinberg
                                 -------------------------------------------
                                 Name: Richard A. Weinberg
                                 Title: Executive Vice President
                                        and General Counsel


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                         Date
---------                               -----                         ----


/s/ Samuel J. Heyman            Chairman, Chief Executive        July 31, 1998
--------------------------      Officer and Director
Samuel J. Heyman                (Principal Executive Officer)


/s/ Peter R. Heinze             President, Chief Operating       July 31, 1998
--------------------------      Officer and Director
Peter R. Heinze


/s/ Randall R. Lay              Vice President and Chief         July 31, 1998
--------------------------      Financial Officer
Randall R. Lay                  (Principal Financial and
                                Accounting Officer)


/s/ Carl R. Eckardt             Executive Vice President-        July 31, 1998
--------------------------      Corporate Development and
Carl R. Eckardt                 Director



                                Director                         July ___, 1998
--------------------------
Charles M. Diker


/s/ Harrison J. Goldin          Director                         July 31, 1998
--------------------------
Harrison J. Goldin


/s/ Sanford Kaplan              Director                         July 31, 1998
--------------------------
Sanford Kaplan


                                Director                         July ___, 1998
--------------------------
Burt C. Manning